Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-259142 on Form S-1 of our report dated March 1, 2022, relating to the consolidated financial statements of CCC Intelligent Solutions Holdings Inc. and subsidiaries. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, IL

June 7, 2022